SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Columbus McKinnon Corporation

(Name of Registrant as specified in its charter)

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PARTNERS IN MOTION CONTROL

COLUMBUS McKINNON
CORPORATION

2020

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

June  10, 2020

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2020 Columbus McKinnon Corporation annual meeting of stockholders. The meeting will be held at 10:00 a.m., Chicago time, on Monday, July 20, 2020 at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials and lowers the cost of our annual meeting.

The Board of Directors has fixed the close of business on June 1, 2020, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

David J. Wilson President & Chief Executive Officer	Alan S. Korman Vice President, General Counsel & CHRO

Columbus McKinnon Corporation  •  205 CrossPoint Parkway  •  Buffalo, New York 14068

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

When: Monday, July 20, 2020 at 10:00 a.m., Chicago Time	Where: Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois

Items of Business:

1.	To elect nine Directors to hold office until the 2021 Annual Meeting and until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2021;

3.	To conduct a shareholder advisory vote on the compensation of our named executive officers; and

4.	To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

Who Can Vote?

Only stockholders of record at the close of business on June 1, 2020 will be entitled to vote at the annual meeting.

Virtual Meeting

Please note that, as part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees and the public in light of the current coronavirus (COVID-19) outbreak, we may elect to change the annual meeting location and hold a “virtual” meeting instead of a physical meeting. If we make such a change, we will provide you reasonable advance notice via a press release and SEC filing, as well as a posting on our Investor Relations website.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended March 31, 2020 are available at http://www.columbusmckinnon.com/investors/proxy.

STOCKHOLDER’S LETTER

NOTICE OF 2020 ANNUAL MEETING

VOTING RECOMMENDATIONS	1

MISSION, VISION, VALUES, STRATEGY	2

BUSINESS HIGHLIGHTS	4

PROPOSAL 1: ELECTION OF DIRECTORS	6

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021	12

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	13

VOTING STANDARD	14

CORPORATE GOVERNANCE POLICY	15
Governance Highlights	15
Environmental, Social, Governance Priorities	15
General Corporate Governance Policy	19
Board Leadership Structure	19
Board Composition and Diversity	20
Blend of Experience and Qualifications	21
Board Independence	21
Board Meetings and Attendance	21
Code of Conduct	22
Risk Oversight	23
Audit Committee	24
Compensation and Succession Committee	25
Corporate Governance and Nomination Committee	26
Director Stock Ownership Guidelines	27
Director Nonqualified Deferred Compensation Plan	27
Officer Stock Ownership Guidelines	27

DIRECTOR COMPENSATION	28

EXECUTIVE OFFICERS	29

SECURITY OWNERSHIP	31

SECT. 16(a) BENEFICIAL OWNERSHIP	33

RELATED PARTY TRANSACTIONS	33

PROXY SOLICITATIONS	33

Summary of Proxy Statement

This summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the complete proxy statement carefully before voting.

Annual Meeting Information

Time and Date	Location	Record Date
10:00 a.m., Chicago time, on Monday, July 20, 2020	Four Seasons Hotel Chicago 120 East Delaware Place Chicago, Illinois 60611	June 1, 2020

Voting Recommendations

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on June 1, 2020, we had 23,823,516 outstanding shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2021, and (iii) FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy Statement.

In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. Votes may be cast FOR, AGAINST (withhold) or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Brokers may not vote your shares on any matter in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

2020 PROXY STATEMENT	1

SUMMARY OF PROXY STATEMENT

Mission, Vision, Values

Our Mission

We provide expert, professional-grade solutions and products, building the trust of customers by solving their high-value problems.

Our Vision

To become the leading industrial technology company in safe and productive motion control.

Our Values

We are raising expectations by Living Our Values through our daily behaviors.

Connect safety to everything we do. Take personal responsibility. Care for our people. Build products that everyone can trust.

Be easy to do business with. Focus on the customer. Listen. Simplify.

Deliver on your commitments. Aim for greatness. Do your best. Hold yourself accountable.

Think differently. Be proactive with new ideas. Ask questions. Be part of the solution.

Win as a team. Work together. Respect each other. Celebrate success.

Act with integrity. Do the right thing. Extend trust. Appreciate differences.

2	2020 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Blueprint for Growth Strategy

Pivot from late stage cyclical industrial to growth oriented industrial technology

E-PASTM: Earnings Power Acceleration System

Our Business Operating System

2020 PROXY STATEMENT	3

SUMMARY OF PROXY STATEMENT

Fiscal Year 2020 Business Highlights

Net Sales*

($ in millions)

$637.1
$839.4
$876.3
$809.2
FY 17
FY 18
FY 19
FY 20

*FY20 compared to FY19 impacted by $34 million for divestitures and $10 million for COVID-19

Operating Income*

($ in millions)

$47.2
$23.5
$23.7
$78.7
$10.4
$68.3
$99.8
$30.3
$69.4
$97.7
$7.9
$89.8
FY 17
FY 18
FY 19
FY 20
Non-GAAP Adjustments

Note: Components may not add totals due to rounding

Adj. EBITDA Margin*

11.4%
13.7%
15.1%
15.7%
FY 17
FY 18
FY 19
FY 20

Return on Invested Capital (ROIC)*

5.6%
8.7%
11.2%
11.5%
FY 17
FY 18
FY 19
FY 20

*30% tax rate was used for fiscal year 2017, and 22% for fiscal years 2018, 2019 & 2020

Cash from Operations

($ in millions)

$60.5
$69.7
$79.5
$106.8
FY 17
FY 18
FY 19
FY 20

Total Debt, Net of Cash

($ in millions)

$343.7
$300.3
$229.2
$136.9
FY 17
FY 18
FY 19
FY 20

*

Adjusted Operating Income and Adjusted EBITDA are Non-GAAP measures the Company believes are useful in understanding its performance. Please see the Reconciliation of GAAP to Non-GAAP performance measures in the following page.

4	2020 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Adjusted Income from Operations Reconciliation

	Year Ended March 31,

($ in thousands)	2017	2018	2019	2020
Income from Operations	$23,725	$68,331	$69,442	$89,824
Add back (deduct):
Business realignment costs and factory closures	—	—	3,379	7,540
Insurance recovery legal costs and insurance settlement	1,359	586	1,282	203
Net (gain) loss on sales of businesses	—	—	25,672	176
Acquisition deal, integration, and severance costs	8,815	8,763	—	—
Debt repricing fees	—	619	—	—
Magnetek litigation	—	400	—	—
Acquisition inventory step-up expense	8,852	—	—	—
CEO retirement pay and search costs	3,085	—	—	—
Impairment of intangible asset	1,125	—	—	—
Canadian pension lump sum settlements	247	—	—	—

Non-GAAP adjusted income from operations	$47,208	$78,699	$99,775	$97,743

Sales	637,123	839,419	876,282	809,162
Adjusted operating margin	7.4%	9.4%	11.4%	12.1%

Adjusted EBITDA Reconciliation

	Year Ended March 31,

($ in thousands)	2017	2018	2019	2020
Net Income	$8,984	$22,065	$42,577	$59,672
Add back (deduct):
Income tax expense	4,043	27,620	10,321	17,484
Interest and debt expense	10,966	19,733	17,144	14,234
Cost of debt refinancing	1,303	—	—	—
Investment (income) loss	(462)	(157)	(727)	(891)
Foreign currency exchange (gain) loss	1,232	1,539	843	(1,514)
Other (income) expense, net	(2,341)	(2,469)	(716)	839
Depreciation and amortization expense	25,162	36,136	32,675	29,126
Business realignment costs and factory closures	—	—	3,379	7,540
Net (gain) loss on sales of businesses	—	—	25,672	176
Insurance recovery legal costs and insurance settlement	1,359	586	1,282	203
Acquisition deal, integration, and severance costs	8,815	8,763	—	—
Debt repricing fees	—	619	—	—
Magnetek litigation	—	400	—	—
Acquisition inventory step-up expense	8,852	—	—	—
CEO retirement pay and search costs	3,085	—	—	—
Impairment of intangible asset	1,125	—	—	—
Canadian pension lump sum settlements	247	—	—	—

Non-GAAP adjusted EBITDA	$72,370	$114,835	$132,450	$126,869

Sales	637,123	839,419	876,282	809,162
Adjusted EBITDA margin	11.4%	13.7%	15.1%	15.7%

2020 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

NEW BOARD DEVELOPMENTS

On July 20, 2020, Mr. Ernest R. Verebelyi, will retire from the Board of Directors of the Company after seventeen years of dedicated service on behalf of the Company. Mr. Verebelyi was Chairman of the Board from August 2005 through July 2018. He is Chairman Emeritus since July 2018.

Ms. Jeanne Beliveau-Dunn was appointed to the Board of Directors on March 2, 2020. The addition of Ms. Beliveau-Dunn as an independent director brings the Columbus McKinnon Board to nine directors, all of whom are independent and two of whom are women. Ms. Jeanne Beliveau-Dunn serves as a member of the Company’s Compensation and Succession Committee and the Corporate Governance and Nomination Committee.

Mr. David J. Wilson joined the Company on June 1, 2020 as President & Chief Executive Officer. His predecessor Mark D. Morelli resigned his position as President & Chief Executive Officer and Director effective January 10, 2020. Mr. Richard H. Fleming, Chairman of the Board of Directors, assumed the additional position of Interim President and Chief Executive Officer effective January 10, 2020 until June 1, 2020.

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than ten Directors through September 1, 2020 then no more than nine Directors. The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings held in 2019, except Ms. Beliveau-Dunn who joined the Board on March 2, 2020.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of

Richard H. Fleming, Nicholas T. Pinchuk, Liam G. McCarthy, R. Scott Trumbull, Heath A. Mitts, Kathryn V. Roedel, Aziz A. Aghili, Jeanne Beliveau-Dunn and David J. Wilson, each of whom has been previously elected by our shareholders except Ms. Beliveau-Dunn and Mr. Wilson. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Name	Age	Position

Richard H. Fleming	72	Chairman of the Board

David J. Wilson	51	Director

Nicholas T. Pinchuk	73	Director

Liam G. McCarthy	64	Director

R. Scott Trumbull	71	Director

Heath A. Mitts	49	Director

Kathryn V. Roedel	59	Director

Aziz S. Aghili	61	Director
Jeanne Beliveau-Dunn	60	Director

6	2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Richard H. Fleming

Director since 1999,

Chairman of the Board July 2018, Interim President and CEO January 10, 2020 – June 1, 2020

Age: 72

Principal Occupation:

•  Retired from USG Corporation

Board Committees:

•  Chairman of the Board

In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE:USG). Effective May 1, 2012 Mr. Fleming retired from the position of Chief Financial Officer at USG. Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995. Mr. Fleming serves as a member of the Board of Directors of Boise Cascade Company (NYSE:BCC) and OE Holdings, LLC, a private company. He is also a director for several not-for-profit entities including UCAN and the University of the Pacific.

Qualifications

Mr. Fleming’s qualifications to serve on the Board include his senior leadership and public company board and governance experience in global manufacturing companies and his high level of expertise and background in finance and accounting matters and strategic planning.

David J. Wilson Director since June 2020 Age: 51 Principal Occupation: • As of June 1, 2020 – Chief Executive Officer and President

David Wilson joined Columbus McKinnon Corporation on June 1, 2020 as President and Chief Executive Officer. Prior to joining Columbus McKinnon, Mr. Wilson served as President of Flowserve Corporation’s Pumps Division from 2018 to 2020. Previous to Flowserve, Mr. Wilson was the President of the Industrial segment of SPX FLOW, Inc. He was with SPX Corporation, and subsequently SPX FLOW, between 1998 and 2017 and held senior leadership positions in each of the company’s operating segments, including six years in Asia while serving as the President of Asia Pacific. Prior to joining SPX, Mr. Wilson held operating and engineering leadership positions at Polaroid Corporation. He currently serves on the Board of Directors of the Hydraulic Institute and was previously a member of the Board of Trustees of the Maine College of Art (MECA).

Qualifications

Mr. Wilson’s qualifications to serve on the Board include his senior leadership, operational excellence and customer-centric commercial experience, international and business development skills and demonstrated track record for delivering results.

2020 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

Nicholas T. Pinchuk Director since January 2007 Age: 73 Principal Occupation: • Chairman, President and CEO of Snap-on Incorporated Board Committees: • Audit; Compensation and Succession

Mr. Pinchuk is the Chairman and President and CEO of Snap-on Incorporated (NYSE:SNA), an S&P 500 company. Prior to that, Mr. Pinchuk served as Senior Vice President and President of Snap-on’s Worldwide Commercial and Industrial Group since June 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier’s Asia-Pacific Operations. He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983. Mr. Pinchuk served as an officer in the United States Army in Vietnam.

Qualifications

Mr. Pinchuk’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his manufacturing and international operations expertise, especially in Asia-Pacific.

Liam G. McCarthy Director since November 2008 Age: 64 Principal Occupation: • Retired from Molex Incorporated Board Committees: • Chair Governance and Nomination; Audit, Compensation and Succession

Mr. McCarthy retired in June 2017 from Molex LLC (previously NASDAQ:MOLX, acquired 2013 by Koch Industries, Inc.). Mr. McCarthy served Molex in various executive and management capacities, including President and Chief Supply Chain Officer through June 2017; President and Chief Operating Officer through December, 2015; Vice President, Operations, Europe from 2001 to 2005; President, Data Communications Division, Americas Region from 1998 to 2001; General Manager, Singapore from 1993 to 1998; Regional Marketing Manager, Far East South Region from 1991 to 1993; and Materials Director, Singapore from 1989 to 1991.

Qualifications

Mr. McCarthy’s qualifications to serve on the Board include his extensive global leadership experience, having held significant executive roles in Operations and Business development while living in Asia, Americas and Europe. He has served on several boards including the Molex board of Koch Industries, the Chicago Council on Global Affairs, the Singapore National Science and Technology Council and on Singapore’s Economic Development Board.

8	2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

R. Scott Trumbull Director since January 2014 Age: 71 Principal Occupation: • Retired from Franklin Electric Company, Inc. Board Committees: • Chair Compensation and Succession; Audit

Mr. Trumbull retired as Non-Executive Chairman of the Board of Franklin Electric Company, Inc. (NASDAQ:FELE) in May 2015. He joined the Board of Franklin Electric in 1998 and was elected Chief Executive Officer of the company in December 2002 until retiring in May, 2014. Prior to joining Franklin Electric, Mr. Trumbull began his career at Owens-Illinois in 1972, progressively advancing through various operational and leadership positions to the role of Executive Vice President and Chief Financial Officer. Mr. Trumbull serves on the Board of Directors of Welltower, Inc. (NYSE:HCN).

Qualifications

Mr. Trumbull’s qualifications to serve on the Board include his senior leadership and public company board and governance experience, his high level of finance and accounting background and extensive manufacturing and operations expertise.

Heath A. Mitts Director since May 2015 Age: 49 Principal Occupation: • EVP and CFO at TE Connectivity Board Committees: • Chair Audit; Governance and Nomination

Mr. Mitts is Executive Vice President and CFO at TE Connectivity Ltd. (NYSE:TEL). Prior thereto, Mr. Mitts was Senior Vice President and Chief Financial Officer of IDEX Corporation (NYSE:IEX). Prior to joining IDEX Corporation, Mr. Mitts was at PerkinElmer, Inc. in various senior financial management roles in both North America and in Singapore. He went to PerkinElmer after five years at Honeywell where he gained world-class training in financial planning and analysis, progressing through various managerial roles including Director of Finance.

Qualifications

Mr. Mitt’s qualifications to serve on the Board include his senior leadership and governance experience, his high level of finance and accounting background and his international industrial experience.

2020 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Kathryn V. Roedel Director since October 2017 Age: 59 Principal Occupation: • Retired from Sleep Number Corporation Board Committees: • Audit; Compensation and Succession; Governance and Nomination

Ms. Roedel retired in 2016 from her position of EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (NASDAQ:SCSS), a direct to consumer, vertically integrated mattress retailer and manufacturer. Prior to joining Sleep Number in 2005, Ms. Roedel held VP and General Management positions in operations, supply chain, services and continuous improvement, spanning 22 years with General Electric’s Healthcare and Information Services businesses. Ms. Roedel also serves on the Board of Directors of Generac Holdings, Inc. (NYSE:GNRC) and The Jones Family of Companies, a private company.

Qualifications

Ms. Roedel’s qualifications to serve on the Board include her senior leadership, public company board and governance experience and her international supply chain experience.

Aziz S. Aghili

Director since May 2018

Age: 61

Principal Occupation:

•  EVP, President, Off-
Highway Drive &
Motion technologies, Dana Holding
Corporation

Board Committees:

•  Compensation and Succession; Governance and Nomination

Mr. Aghili is Executive Vice President Dana, President Off-Highway Drive and Motion Technologies for Dana Incorporated and resides in Europe. Mr. Aghili joined Dana in 2009 as President of Dana Europe, before being named President of Dana Asia-Pacific in 2010. Prior thereto, he spent more than 20 years at ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. Additionally, he held strategic leadership positions around the world, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.

Qualifications

Mr. Aghili’s qualifications to serve on the Board include his senior leadership and governance experience and his global manufacturing and operations experience.

10	2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Jeanne Beliveau-Dunn

Director since March 2020

Age: 60

Principal Occupation:

•  Chief Executive Officer and President of Claridad, LLC

Board Committees:

•  Compensation and Succession; Governance and Nomination

Ms. Beliveau-Dunn, is the Chief Executive Officer and President of Claridad LLC. Prior to her tenure at Claridad, Ms. Beliveau-Dunn worked for twenty-two years in a variety of management positions at Cisco Systems Inc., which included eleven years as Vice President and General Manager of Services. Prior thereto, she ran business operations at Micronics Computers and the secure systems product lines for Wang Laboratories. Ms. Beliveau-Dunn served as President of the Board of the IoT Talent Consortium, a membership-driven non-profit organization from 2016 through March 2018, and serves on the Boards of Directors of Xylem Inc. (NYSE: XYL) and Edison International Inc. (NYSE: EIX) and its subsidiary Southern California Edison (SCE).

Qualifications

Ms. Beliveau-Dunn’s qualifications to serve on the Board include her senior leadership, public company board and governance experience.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

2020 PROXY STATEMENT	11

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2020 and 2019 are as follows:

	Fiscal Year 2020 ($ in thousands)	Fiscal Year 2019 ($ in thousands)
Audit Fees(1)	2,054	2,079
Audit Related Fees(2)	3	4
Tax Fees(3)	467	403
All Other Fees(4)	3	3
Total	2,527	2,489
(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of certain agreed upon procedures.
(3)	Consists of all tax related services.
(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

12	2020 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

2020 PROXY STATEMENT	13

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Voting Standard

Proposal No. 1 Election of Directors

If you do not provide voting instructions, your broker may not vote on this matter.

Each director nominee receiving the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote in the election of directors will be elected as a director. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “For” exceeds the number of votes cast “Withhold.”

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

If you do not provide voting instructions, your broker may not vote on this matter.

The proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending March 31, 2021 will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 Advisory Approval of Our Executive Compensation

If you do not provide voting instructions, your broker may not vote on this matter.

The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Although this advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

The voting results of the annual meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations section of our website at investors.columbusmckinnon.com.

If the Proxy is submitted and no voting instructions are given, the person or persons designated will vote the shares “For” the election of the Director nominees, “For” the appointment of Ernst & Young LLP, “For” the advisory vote on executive compensation in accordance to the Board vote recommendations. Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

14	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Governance Highlights

Our Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust.

Independence

•  Eight of our nine directors are independent

•  Our Chairman is an independent director

•  Our CEO is the only management director

•  All of our Board committees are comprised of only independent directors and have the ability to hire third-party advisors

Executive Sessions	• The independent directors regularly meet in executive sessions • The Non-Executive Chairman presides at executive sessions of the independent directors
Board Oversight of Risk Management

•  Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk

•  Our Compensation and Succession Committee reviews the annual compensation risk assessment and retains an independent compensation consultant

•  We have recoupment or clawback provisions to recover certain executive pay

Stock Ownership Requirements	• Our Directors and Executives are subject to minimum stock ownership requirements designed to align their interests with those of stockholders
Board Diversity	• Our current Board has a rich mixture of educational, professional, experiential, age, gender and global diversity and maintain rigorous director qualification standards
Vote Standard	• Voluntarily adopted majority voting in uncontested election; plurality voting in contested election

Environmental, Social and Governance Priorities

In fiscal year 2020, the Company continued its efforts to increase transparency and make meaningful progress with respect to our Environmental, Social and Governance (“ESG”) priorities. We believe that sound corporate citizenship is essential to our success. We are committed to operating with integrity, contributing to the local communities surrounding our offices and facilities, promoting diversity and inclusion, developing our employees, and focusing on being thoughtful environmental stewards. Our Board provides oversight of management’s efforts around these ESG topics and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We have also created and filled the position of Director of Corporate Social Responsibility to develop an integrated ESG strategy and help prioritize and drive material initiatives in this space. We believe that an integrated approach to business strategy, corporate governance and corporate citizenship creates long-term value.

2020 PROXY STATEMENT	15

CORPORATE GOVERNANCE POLICY

Environmental, Social and Governance Platform and Components

ENVIRONMENTAL
Energy & Climate Change		Resource Management			Environmental Policies & Reporting
Carbon/GHG Emissions	Energy	Materials Sourcing	Waste Management	Water Management	Environmental Policy	Environmental Remediation/HAZMAT	Sustainability Report

SOCIAL

Employees				Community
Health & Safety	Diversity & Inclusion	Talent Management	Employee Engagement	Product Safety Our Products	Community Outreach & Involvement

GOVERNANCE

Policy & Ethics			Risk Management		Corporate Governance & Reporting
Code of Conduct/ Business Ethics	Supplier COC	Human Rights	Cybersecurity/ Data Privacy	Enterprise Risk Management	Shareholder Rights	Majority Access	Policies: Clawback Policy Overboarding Policy	Board Independence & Board Diversity

Environmental, Social and Governance Structure

16	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Putting People First

•  Employee development and training opportunities

•  Partnering with Cornell University for Leadership Training

•  Implemented “Inspired to Lead” strategic plan

•  Creation of a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including a Code of Conduct and Global Legal Compliance and Business Ethics Manual translated in 13 languages, each of which set forth principles to guide employee, officer and director conduct

•  Equal employment opportunity hiring practices and polices

•  Anti-harassment policy that prohibits sexual harassment in any form, details how to report and respond to harassment issues, and strictly prohibits retaliation against any employee for reporting harassment

•  Whistleblower hotline providing for confidential reporting

•  Market competitive compensation and benefits packages

•  Policies in place prohibiting use of child labor

•  Tuition reimbursement plan

•  Plant wide appreciation meals

•  Discretionary bonus plans

Shareholder Engagement	• Utilizing consultants for best practices on ESG, Compensation and Investor-Relations • Investor road shows and conferences

Cultivating Strong Communities

•  Corporate commitment to the local communities where our facilities are located, including supporting various non-profits, charities and other community programs

•  Employee commitment to the local communities where we are located, including civic engagement, fundraising, board participation and volunteerism.

•  The Company and its employees have donated in excess of $400,000 and volunteered hundreds of hours to the following programs:

–  Western New York: Children’s Hospital, Children’s Explore & More Museum, United Way, Big Brother Big Sisters, Ronald McDonald House, Paws in the Park, Beds for Buffalo, Child & Family Services, Ride for Roswell Cancer Institute

–  Damascus, VA: Blood Bank, Local Schools, Shriners Circus, Rescue Mission

–  Lexington, TN: CASA, Relay for Life, Schools, Food Bank, Homeless Shelter, United Way

–  Charlotte, NC: Thompson Children’s Home, Second Harvest, Toys for Tots

–  Salem/Lisbon, OH: Community Pantry, American Cancer Society, Salvation Army

–  Milwaukie, WI: STEM Forward, Feeding America, Schools, Angel Tree, Red Nose Day

–  Mexico: Local Schools Help & Safety Community Service, Brigades de Amistad

–  Chester, United Kingdom: Lighthouse Club, Prostate Cancer, Circus Starr, Help for Heroes

–  Wuppertal, Kissing, Kunzelsau, Germany: Innovations Region, Supporting Education, Local Fire Company Accident Prevention Fund, Youth Carnival Parade, Church Charity Events, Kindernothilfe, Red Cross

2020 PROXY STATEMENT	17

CORPORATE GOVERNANCE POLICY

Environmental Stewardship

•  The corporate policy of the Company is to conduct its business in a manner that protects the environment and, in addition, in a manner that complies with all applicable environmental laws, legislation, regulations, and ordinances that apply to facilities owned or leased by the Company around the world:

–  The Company’s Manager of Environmental Systems provides assistance to the facility EHS managers with the implementation of the Company’s Global Environmental Policy, as well as:

•  Development and implementation of procedures to audit Company facilities for compliance with environmental laws;

•  Inspection and monitoring of waste haulers and disposal facilities used or to be used by the Company;

•  Identification and categorization of waste streams generated at the Company’s owned facilities; and

•  Development and implementation of approaches for pollution prevention, source control and waste minimization.

•  Tracking of emissions and energy to develop baselines for target setting and measuring progress

•  Evaluation of current practices and policies against SASB standards

•  Promotion of environmental awareness training and education via toolbox meetings

•  Evaluating our materials for conflict minerals and holding our suppliers to the highest ethical and quality standards

•  Environmental, Health and Safety (“EHS”) Managers located at our manufacturing facilities

•  Commitment to minimizing adverse impacts to the environment, including ongoing program to convert our factory lighting to LED energy efficient lighting

•  Continuous improvement and housekeeping initiatives leading to waste reduction and energy efficiency

Employee Diversity

•  Commitment to fostering and promoting an inclusive and diverse work environment

•  Prioritizing diversity in new hires for top graded management positions

•  Diversity associates on succession plans for key leadership

•  Formal process for presenting diverse candidate slate when hiring for management positions

Health & Safety

•  Safety has always been our number one priority. In FY 2020 Columbus McKinnon made significant strides in the area of Health and Safety. In FY 2020 we launched a Global Safety Framework showcasing a 5-Point Safety Action Plan to ensure governance and consistency across the enterprise and deeply integrate Safety into every aspect of our organization.

•  5 Point Safety Action Plan & Progress to Date

1. Establish Core Structure of Corporate Programs

–  Several Safety Program Modules have been created and rolled out to the organization in order of priority and overall risk

–  Solid Governance Program instituted to ensure standardization and compliance to industry best practices

2. Enhanced Training Program

–  Increased governance around safety training by implementation and tracking a standardized training program across our network

–  Averaging 98% Completion Rate against established training matrix and schedule

3. Integration of the Safety Function

–  Added Safety as our first Value to signify its importance

–  Focused on integrating safety into day-to-day operations where front line supervisors and operators play a key role in owning safety & Safety Committees established at Tier 1 Plants, including front line associates

18	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

–  Gemba processes have standard safety components for Tier 1 Plants

4. Corporate Support & Engagement

–  Establishment of Corporate EHS Program

–  Safety Audits required on annual basis, semi-annual for Tier 1 Plants

–  Increased reporting of safety metrics to corporate

–  Increased corporate oversight of safety programs

5. Measuring and Demonstrating Success

–  Reevaluated Safety Metrics to include more adequate and impactful leading and lagging indicators

–  Created a Safety Scorecard and invested in Safety Reporting System for integrated reporting and visibility to safety metrics

–  Significant improvement in rolling 12-month Total Recordable Injury Rate (TRIR) from 1.81 (May 2019) to .75 (May 2020)

–  Averaging 255 safety opportunities identified and corrected per month

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.columbusmckinnon.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since 1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since August 2005 through today, the Chairman of the Board has been filled by an independent Director. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. We believe over the years that our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship.

By separating the roles of the Chairman of the Board and President and Chief Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation and succession. We believe our current leadership structure is the optimal structure for our Company at this time.

2020 PROXY STATEMENT	19

CORPORATE GOVERNANCE POLICY

Board Composition and Diversity

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board including, reviewing and updating a Board competency skills matrix for each Director. The Corporate Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

The charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and (iv) all other factors it considers appropriate. Our current board has a rich mixture of educational, professional, experiential, gender, and global diversity and we will continue to consider these and the other mentioned factors when considering future directors.

20	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Blend of Experiences and Qualifications

Finance/Accounting

9/9 Directors

Operations/Lean

9/9 Directors

International Business

9/9 Directors

Sales/Marketing

8/9 Directors

Branding/NPD

7/9 Directors

Human Resources

7/9 Directors

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Wilson, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Succession Committee is independent.

Board Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2020, our Board of Directors held six (6) meetings. Each Director has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2019 Annual Shareholder Meeting.

2020 PROXY STATEMENT	21

CORPORATE GOVERNANCE POLICY

Code of Conduct

Our Board of Directors adopted a Code of Conduct which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. This Code of Conduct is posted on the Corporate Governance section of the Company’s website at www.columbusmckinnon.com and on the Company’s intranet. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee. Our Director of Corporate Social Responsibility is responsible for developing our Environmental, Social and Governance (ESG) compliance platform and beginning in 2020 will develop an annual Sustainability report to be reviewed by our Board of Directors.

22	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial, cyber and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals.

2020 PROXY STATEMENT	23

CORPORATE GOVERNANCE POLICY

Audit Committee

Independent Members: Heath A. Mitts, Chair Liam G. McCarthy Nicholas T. Pinchuk R. Scott Trumbull Kathryn V. Roedel Meetings in 2019: Six (6)

Primary Responsibilities

•  Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.

•  Review our risk assessment and risk management policies.

•  Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

Each member of our Audit Committee is independent as defined under the Securities Exchange Act of 1934, as amended and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc. rules. Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Trumbull and Mitts qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions , (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls , and (vii) overseeing the enterprise risk management system. The Audit Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com.

24	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Compensation and Succession Committee

Independent Members: R. Scott Trumbull, Chair Aziz S. Aghili Jeanne Beliveau-Dunn Liam G. McCarthy Nicholas T. Pinchuk Kathryn V. Roedel Ernest R. Verebelyi Meetings in 2019: Six (6)

Primary Responsibilities

•  Review and make recommendations to the Board regarding management organization, succession and development programs.

•  Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.

•  Make the decisions required by a committee of the Board under all stock and deferred compensation plans.

•  Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.

Each member of our Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Compensation and Succession Committee charter.

The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com. Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this Proxy Statement.

2020 PROXY STATEMENT	25

CORPORATE GOVERNANCE POLICY

Corporate Governance and Nomination Committee

Independent members: Liam G. McCarthy, Chair Aziz S. Aghili Jeanne Beliveau-Dunn Heath A. Mitts Kathryn V. Roedel Ernest R. Verebelyi Meetings in 2019: Five (5)

Primary Responsibilities

•  Make recommendations to the Board concerning the size, composition, skills of the Board and its committees.

•  Recommend nominees for election or reelection as directors.

•  Consider other matters pertaining to Board membership and governance.

•  Evaluate Board performance and assess the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

•  Ensure governance and integration of material ESG initiatives into overall business strategy.

•  Drive diversity in Board succession planning and hiring practices.

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance , and (iii) developing criteria, researching and making recommendations with respect to candidates for membership on our Board of Directors.

Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”

The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com.

26	2020 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Director Stock Ownership Guidelines

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 12,000 shares of our common stock within five years of becoming a Director. Any Restricted Stock Units granted to a Director pursuant to the Columbus

McKinnon Corporation 2016 Long Term Incentive Plan, as amended and restated in 2019 (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes. All Directors are in compliance with this Policy.

Director Nonqualified Deferred Compensation Plan

We maintain a “nonqualified” deferred compensation plan offered to our Directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash compensation. Under the plan, each Director who receives cash compensation for board service may elect to defer all or a portion of his or her cash compensation in a calendar year.

Officer Stock Ownership Guidelines

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock. Executives are required to retain a portion of their equity compensation upon vesting of shares or exercise of options. The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. Each NEO is currently subject to the retention ratio requirement.

The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives:

Position I Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Committee Members(1)	3X	50%

Other Officers(2)	2X	40%
(1)	Messrs. McCormick, Wozniak and Korman are deemed Executive Committee members .
(2)	Other Officers include the Controller and Treasurer.

2020 PROXY STATEMENT	27

CORPORATE GOVERNANCE POLICY

Director Compensation

The following table sets forth the annual target compensation provided to the Company’s Directors during the fiscal year ended March 31, 2020:

Director	Annual Retainer - Cash ($)	Annual Retainer - Stock ($)	Restricted Stock Units(1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Target Annual Compensation ($)

Aziz S. Aghili	65,000	60,000	37,500	—	—	162,500

Richard H . Fleming	65,000	60,000	37,500	60,000	—	222,500

Liam G. McCarthy	65,000	60,000	37,500	—	15,000	177,500

Heath A. Mitts	65,000	60,000	37,500	—	20,000	182,500

Mark D. Morelli(2)	—	—	—	—	—	—

Nicholas T. Pinchuk	65,000	60,000	37,500	—	—	162,500

Kathryn V. Roedel	65,000	60,000	37,500	—	—	162,500

R . Scott Trumbull	65,000	60,000	37,500	—	20,000	182,500

Ernest R. Verebelyi	65,000	60,000	37,500	—	—	162,500
(1)	Each Director is granted 1,500 restricted stock units annually which vest over 3 years. Shares are valued based upon the March 31, 2020 closing price of $25.00 per share.
(2)	Mr. Morelli received no separate compensation as a Director of the Company.

The following table provides the taxable compensation received by the Directors during the fiscal year ended March 31, 2020. Unless otherwise noted, “Other Compensation” represents the cash payment of fractional shares:

Director	Annual Retainer (Cash) ($)	Annual Retainer (Stock)(1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Other Compensation(3) ($)	Total Annual Fees(2) ($)
Aziz S. Aghili	65,000	121,187	—	—	13	186,200
Richard H. Fleming	48,750	121,187	45,000	—	79	215,016
Liam G. McCarthy	65,000	121,187	—	15,000	79	201,266
Heath A. Mitts	65,000	121,187	—	20,000	79	206,266
Nicholas T. Pinchuk	65,000	121,187	—	—	79	186,266
Kathryn V. Roedel	65,000	121,187	—	—	13	186,200
R. Scott Trumbull	65,000	121,187	—	20,000	79	206,266
Emest R. Verebelyi(4)	65,000	121,187		—	79	186,266
(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020. This figure includes the 1,500 restricted stock units granted annually which vest over 3 years, as well as the $60,002 in shares that were granted with immediate vesting provisions.

(2)	No additional fees are paid for attendance at Board of Director or committee meetings. Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.
(3)	Other compensation in cash in lieu of fractional shares.
(4)	Mr. Verebelyi has deferred 100% of the cash retainer into the Columbus McKinnon Nonqualified Deferred Compensation Plan.

28	2020 PROXY STATEMENT

OUR EXECUTIVE OFFICERS

Name	Age	Position
Richard H. Fleming	72	Chairman and Interim President and Chief Executive Officer (1-10-20 to 6-1-20)
David J. Wilson	51	President and Chief Executive Officer Elect, Starting Date June 1, 2020
Bert A. Brant	59	Vice President Global Manufacturing Operations
Appal Chintapalli	45	Vice President Engineered Products Group
Alan S. Korman	59	Vice President Corporate Development, General Counsel, CHRO & Secretary
Mario Y. Ramos Lara	47	Vice President Global Product Development
Peter M. McCormick	58	Vice President Crane Solutions Group
Mark Paradowski	50	Vice President Information Services
Gregory P. Rustowicz	60	Vice President Finance and Chief Financial Officer and Treasurer
Kurt F. Wozniak	56	Vice President Industrial Products Group

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of our executive officers who are not also Directors follows:

Bert A. Brant joined the Company in February 2018 as V.P. Global Manufacturing Operations. Prior to that he was SVP, Global Operations for Colfax Fluid Handling, a division of Colfax Corporation. Prior to joining Colfax in 2014, he led operations in the U.S., Mexico and Canada for Apex Tool Group. He held other manufacturing and operational leadership roles at Pergo LLC, Rexnord Corporation and Denso Manufacturing, where he was trained by Toyota in Japan on the Toyota Production System.

Appal Chintapalli joined the Company in March 2018 as the VP of Engineered Products. Prior thereto, he was General Manager and Vice President of IT & Edge Infrastructure EMEA in Germany for Vertiv. Previously, he worked in a number of positions for Emerson including Vice President of Marketing for Emerson Network Power EMEA in London, UK, and in the U.S., Vice President of Enterprise Services for the Emerson Climate Division, and Corporate Marketing Manager. Appal holds an MBA from Harvard Business School, and a Bachelor and Master of Science in Chemical Engineering.

Alan S. Korman joined the Company in January 2011 as General Counsel and Assistant Secretary. In July 2011, he was elected V.P., General Counsel and Corporate Secretary. In 2015 he assumed the role of Corporate Development and in November 2017 the role of Chief Human Resources Officer. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

Mario Y. Ramos Lara joined the Company in June 2018 as Vice President, Global Product Development. Prior thereto, he spent 18 years in various roles at Schneider Electric, most recently Vice President, Strategic Marketing, Product Management and Partnerships for Schneider’s Final Distribution line of business. Other positions at Schneider included Vice President, Global Engineering, Director of Engineering for Low and Medium Voltage Equipment and Director, Global Technology Center in Monterrey, Mexico. Mario holds an MBA from Vanderbilt, and a Bachelor and Master of Science in Mechanical Engineering.

2020 PROXY STATEMENT	29

OUR EXECUTIVE OFFICERS

Peter M. McCormick joined the Company in 2015 with the acquisition of Magnetek. He served as President/CEO of Magnetek from 2008 until 2016. From 2006 to 2008 he was Executive VP and COO of Magnetek. In 2016 he assumed the role of Integration Manager STAHL. In 2017 he was appointed Vice President Crane Solutions Group.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August 2013, he was named Vice President—Information Services. Prior to that, he served as Director—Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August 2011 as Vice President—Finance and Chief Financial Officer. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc., including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Kurt F. Wozniak joined Columbus McKinnon in 1999. He was named V.P. Industrial Products Group in 2017. Prior thereto, he was Vice President—Americas on April 1, 2014. Since July 2012, he served as the Vice President—Latin America. Prior to that, he had been Managing Director – Latin America since July 2010. He has also served as Director, Corporate Development and Director, Materials Management. Previously, Mr. Wozniak was a management consultant with Ernst & Young LLP.

30	2020 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2020 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table; and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 205 Crosspoint Parkway, Buffalo, New York 14068.

Directors, Officers and Shareholders	Number Of Shares(1)	Percentage Of Class
Richard H. Fleming(2)	53,202	*
Mark D. Morelli	14,813	*
Emest R. Verebelyi (2)	47.698	*
Nicholas T. Pinchuk(2)	45.233	*
Liam G. McCarthy(2)	41,806	*
R. Scott Trumbull(2)	19,804	*
Heath A. Mitts(2)	16,124	*
Kathryn V. Roedel(3)	3.658	*
Aziz S. Aghili(3)	3.658	*
Peter M. McCormick(4)	50,267	*
Alan S. Korman(5)	37,893	*
Gregory P. Rustowicz(6)	73.603	*
Kunt F. Wozniak(7)	51,442	*
All Directors and Executive Officers as Group (17 persons)(8)	524.467	2.18%
Columbus McKinnon Corporation Employee Stock Ownership Plan	233,531	*
Dimensional Fund Advisors LP(9)	1,546,711	6.53%
BlackRock. Inc(10)	1,687,403	7.10%
Macquarie Group Ltd(11)	1,435,750	6.07%
*	Less than 1%
(1)

Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law

(2)	Does not include 2,646 Restricted Stock Units held by each of Messrs, Fleming, Verebelyi, Pinchuk, McCarthy, Trumbull and Mitts.
(3)	Does not include 2,265 Restricted Stock Units held by each of Ms. Roedel and Mr. Aghili.
(4)

Includes (i) 18,153 shares of common stock owned directly; (ii) 18,437 shares of restricted stock units which are subject to forfeiture, of which 10,376 shares of restricted stock units vest within 60 days, and (iii) 13,677 shares of common stock issuable under options granted to Mr. McCormick which are exercisable within 60 days Excludes 15,564 shares of common stock issuable under options granted to Mr. McCormick which are not exercisable within 60 days

(5)

Includes (i) 9,244 shares of common stock owned directly; (ii) 302 shares of common stock allocated to Mr. Korman’s ESOP account; 16,725 shares of restricted stock units which are subject to forfeiture, of which 8,763 shares of restricted stock units vest within 60 days; and (iv) 11,622 shares of common stock issuable under options granted to Mr., Korman which are exercisable within 60 days Excludes 13,312 shares of common stock issuable under options granted to Mr. Korman which are not exercisable within 60 days.

(6)

Includes (i) 30,918 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; (iii) 24,154 Shares of restricted stock units which are subject to forfeiture, of which 13,241 shares of

2020 PROXY STATEMENT	31

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

restricted stock units vest within 60 days, and (iv) 18,289 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days Excludes 20,889 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days
(7)

Includes (i) 21,119 shares of common stock owned directly; (ii) 1,609 shares of common stock allocated to Mr. Wozniak’s ESOP account (iii) 16,989 shares of restricted stock units which are subject to forfeiture, of which 8,713 shares of restricted stock units vest within 60 days and (iv) 11,725 shares of common stock issuable under options granted to Mr. Wozniak which are exercisable within 60 days Excludes 13,887 shares of common stock issuable under options granted to Mr. Wozniak which are not exercisable within 60 days

(8)

Includes options to purchase an aggregate of 67,356 shares of common stock issuable to certain executive officers which are exercisable within 60 days Excludes (i) the shares of common stock owned by the ESOP, except for an aggregate of 3.655 shares allocated to the respective ESOP accounts of our executive officers; and (ii) options to purchase an aggregate of 88,810 shares of common stock issued to certain executive officers which are not exercisable within 60 days

(9)

Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G/A filed with the Securities and exchange Commission on February 12, 2020. Based solely upon information in this Schedule 13G/A, Dimensional Fund Advisors LP sole dispositive power with respect to all of such shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)

Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2020. Based solely upon information in this schedule 13G/A, BlackRock, Inc. has sole dispositive power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 55 East 52 nd Street, New York, New York 10055.

(11)

Information with respect to Macquarie Group Limited is a based on a Schedule 13G/A jointly filed by Macquarie Group Limited, Macquarie Bank Limited, Macquarie Investment Management Holdings Inc. Macquarie Investment management Business Trust, and Macquarie Funds Management Austria Kapitalanlage AG with the Securities and Exchange Commission February 13, 2020. Based solely upon information in this Schedule 13G/A, Macquarie Investment Management Holdings Inc. and Macquarie Investment Management Business Trust have sole dispositive power with respect to 1,427,638 shares of common stock, and Macquaire Fund Management Austria Kapitalanlage AG has sole dispositive power respect to 2,229 shares of common stock. The stated business address of Macquarie Group Limited is 50 Martin Place, New South Wales, Australia.

32	2020 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2020, except for the Form 4’s in connection with the restricted stock units and options issued to Messrs. Morelli, Wozniak, Brant, Korman, Ramos Lara and Paradowski on May 20, 2019, which were amended to correct inadvertent errors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, Code of Conduct and Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2020 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Alan S. Korman, at Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2020 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2019 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and

2020 PROXY STATEMENT	33

SHAREHOLDERS’ PROPOSAL

information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2020 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

CONTACTING THE BOARD OF DIRECTORS

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors. A copy of this policy is posted on the Investor Relations section of the Company’s website at www.columbusmckinnon.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational materials including a membership to the National Association of Corporate Directors to the Board to assist our directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of our Compensation and Succession Committee was, during fiscal year 2020 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

34	2020 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and Section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Mitts and Trumbull qualify as “Audit Committee financial experts.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2020. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP, pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 for filing with the Securities and Exchange Commission.

Heath A. Mitts, Chair

Liam G. McCarthy

Nicholas T. Pinchuk

Kathryn V. Roedel

R. Scott Trumbull

May 17, 2020

2020 PROXY STATEMENT	35

COMPENSATION OF EXECUTIVE OFFICERS

Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers. This Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management. In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2020 for filing with the Securities and Exchange Commission.

R. Scott Trumbull, Chair Aziz S. Aghili Jeanne Beliveau-Dunn Liam G. McCarthy Nicholas T. Pinchuk Kathryn V. Roedel Ernest R. Verebelyi

May 17, 2020

36	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What We Do	What We Don’t Do
Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control
Minimum Stock Ownership Policy for NEOs	No Excessive Executive Perquisites
Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Perquisites or Benefits
Independent Consultant Retained by Compensation & Succession Committee	No Repricing of Underwater Stock Options Without Stockholder Approval
Regular Review of Share Utilization	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations
Maintain a Clawback Policy	No Permitted Hedging, Short Sales or Derivative Transactions in Company stock
Review Compensation Related Risks	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Overview, Philosophy and Objectives

We are a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. We are focused on commercial and industrial applications that require the safety and quality provided by our superior design and engineering know-how.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and

2020 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

grow the business in developing markets with the greatest opportunity. Our executive compensation program is guided by the following objectives:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results;

•	The Company places the majority of pay “at risk” for senior executives, with the variable component of pay increasing with responsibility;
•	The Compensation and Succession Committee designed the fiscal year 2020 executive compensation program so that performance-based pay elements (Annual Incentive Pay and Long-Term Incentive Awards) comprised a significant portion of total compensation in support of the Committee’s objective to align the NEO’s interests with those of our shareholders; and

•	Each year, our Compensation and Succession Committee works closely with the Company’s leadership team to refine our executive compensation program to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.

Compensation Mix

Overview of Fiscal Year 2020 Business Results and Performance-Based Compensation

For fiscal year 2020, our priorities focused on increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan for fiscal year 2020 was designed to focus on increasing consolidated operating income, targeted business unit operating income and free cash flow for paying down debt. Our results in fiscal year 2020 were above plan. Accordingly, actual Annual Incentive Plan compensation earned by the Named Executive Officers (“NEOs”) for fiscal year 2020 averaged approximately 131% of the target annual incentive compensation opportunities established for each NEO at the start of the fiscal year. Our NEOs received one-third of their fiscal year 2019 long-term incentive compensation in the form of performance restricted stock units which are contingent upon EBITDA Margin results for the two year measurement period as of fiscal year 2020. Our results for the fiscal year 2020 measurement period were above plan and earned performance stock awards of 150%.

Our NEOs received one-third of their fiscal year 2020 long-term incentive compensation in the form of performance restricted stock units which are contingent upon achievement of EBITDA Margin goals based on final fiscal year 2021 results. Therefore, no fiscal year 2020 performance stock awards were earned during fiscal year 2020.

38	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Succession Committee’s Role

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long term strategic goals approved by the Board of Directors. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data validated by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program. The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by our full Board of Directors upon recommendations made by the Compensation Committee, which is comprised totally of independent Directors.

Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO with input from the Chief Human Resource Officer (CHRO) and our independent consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are finally approved by our full Board of Directors. The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance—Compensation and Succession Committee.”

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement. In fiscal year 2020, the Compensation Committee continued its engagement of Exequity LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;
•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results; and

•	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

In fiscal year 2020, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues. Additionally, Exequity attended in person or by telephone all Compensation Committee meetings.

2020 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes: (a) The Chief Human Resources Officer (“CHRO”) develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings; (2) The CEO and CHRO attend all Compensation Committee meetings, except the executive sessions of the meetings; (3) The CEO and CHRO annually present and make recommendations to the Compensation Committee relating to annual incentives and long-

term incentive plan designs and changes, if warranted; (4) The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO; (5) The CHRO receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Committee’s executive sessions; and (6) The CHRO regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for NEOs

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective
Base Salary	Provide a fixed level of current cash compensation consonant with the executive’s primary duties and responsibilities	Designed to be market competitive and enable us to attract and retain talented executives
Short-Term Incentives—Annual Incentive	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational and strategic goals
Long-Term Incentives—Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholder
Long-Term Incentives—Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders
Long-Term Incentives—Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives and align their interests with those of our shareholders
Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans. Supports retention with gradual vesting schedule	Market-based retirement programs targeted to attract and retain talented executives while encouraging retirement savings
Severance	Provide severance protection equal to one week of salary for every year of service	Designed to be competitive in the market and allow for the attraction of talented candidates

40	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Practices

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent consultant. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that we consider to be primary competitors for talent and capital. The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales. The compensation peer group for fiscal year 2020 consisted of the following 25 companies:

Fiscal Year 2020 Peer Group
Alamo Group Inc.	Albany International Corp.	Altra Industrial Motion Corp.
Astec Industries Inc.	Barnes Group Inc.	Chart Industries, Inc.
CIRCOR International, Inc.	Commercial Vehicle Group, Inc.	Enerpac Tool Group Corp.
EnPro Industries, Inc.	ESCO Technologies Inc.	Federal Signal Corporation
L.B. Foster Company	Franklin Electric Co., Inc.	Graco Inc.
Haynes International, Inc.	Kadant Inc.	Lindsay Corporation
Lydall, Inc.	The Manitowoc Company, Inc.	NN, Inc.
Powell Industries, Inc.	RBC Bearings Incorporated	Standex International Corporation
Tennant Company

The consultant reviewed the market data for the peer group with members of management and the CEO to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups. In addition, we also consider data from compensation surveys published by leading compensation consultants and advisory firms including Mercer and Willis Towers Watson.

The survey analysis targets companies of comparable size in the manufacturing sector, supplemented with general industry data as needed. The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’

performance, growth and future potential. We have chosen a target mix of base salary, annual incentives and long term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding

2020 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance.

The following table shows the dollar values and pay mix percentages of our fiscal year 2020 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)
Richard H. Fleming	92,742	—	92,742	—	92,742
Chairman of the Board and Interim President and Chief Executive Officer	100%	—	100%	—	100%
Mark D. Morelli	775,000	775,000	1,550,000	1,900,000	3,450,000
President and Chief Executive Officer	22%	22%	45%	55%	100%
Gregory P. Rustowicz	415,403	270,012	685,415	498,484	1,183,899
Vice President Finance and Chief Financial Officer	35%	23%	58%	42%	100%
Peter M. McCormick	373,320	186,660	559,980	373,320	933,300
Vice President—Crane Solutions	40%	20%	60%	40%	100%
Kurt F. Wozniak	355,103	195,306	550,409	355,103	905,512
Vice President—Industrial Products	39%	22%	61%	39%	100%
Alan S. Korman	357,958	196,877	554,835	322,162	876,997
Vice President Corporate Development, General Counsel and CHRO	41%	22%	63%	37%	100%

Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual

Incentive Plan and Performance RSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board of Directors. Our Compensation Committee is comprised entirely of independent Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.

Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks including:

•	A minimum Earnings before Interest and Taxes (EBIT) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;

•	Stock Ownership guidelines for all officers; and

•	A comprehensive Clawback Policy.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclic nature of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board of Directors and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in shareholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee approved the following base salary adjustments effective July 1, 2019 for our NEOs:

Executive Officer	FY 2019 Base Salary Adjustments ($)	FY 2020 Base Salary ($)	Percentage Change
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—	92,742	—
Mark D. Morelli President and Chief Executive Officer	59,500	775,000	8%
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	12,099	415,403	3%
Peter M. McCormick Vice President—Crane Solutions	7,320	373,320	2%
Kurt F. Wozniak Vice President—Industrial Products	16,910	355,103	5%
Alan S. Korman Vice President Corporate Development, General Counsel and CHRO	17,046	357,958	5%

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.

Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.

The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met.

The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board of Directors also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	200%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2020 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for fiscal year 2020 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer term profitable growth. For fiscal 2020, forty percent (40%) of our NEOs’ target was based on EBIT at the consolidated level, forty percent (40%) was based on consolidated Free Cash Flow and twenty percent (20%) was Strategic Goals. Drivers and associated weightings for fiscal year 2020, which were established by the Board of Directors for each executive officer, are shown below. Lastly, no AIP will be earned unless Consolidated EBIT is positive.

Financial Measures and Weights—80% of Plan and Strategic Goals 20% of Plan

Fiscal 2020 Drivers (April 1, 2019 to March 31, 2020)	Richard H. Fleming	Mark D. Morelli	Gregory P. Rustowicz	Peter M. McCormick	Kurt F. Wozniak	Alan S. Korman
Consolidated EBIT	—	40%	40%	40%	40%	40%
Consolidated Free Cash Flow	—	40%	40%	40%	40%	40%
Strategic Goals (Key Business Objectives)	—	20%	20%	20%	20%	20%

Results

The fiscal year 2020 financial targets, performance achieved as a percent of target, and the fiscal year 2020 payout percentages under each Driver are shown below:

	Fiscal 2020 Annual Incentive Plan— EBIT and Free Cash Flow (Dollars in Millions)				Fiscal 2020 Performance % of Target
Fiscal 2020 Drivers (April 1, 2019—March 31, 2020)	Threshold ($)	Target ($)	Maximum ($)	Result ($)
Consolidated EBIT(1)	91.8	108.0	124.2	95.1	60%
Consolidated Free Cash Flow(1)	67.9	75.4	82.9	97.4	200%
Strategic Goals (Key Business Objectives)(2)		0% to 200%			136%
(1)	Fiscal year 2020 EBIT and Free Cash Flow were adjusted to eliminate the impact of divestitures, foreign exchange and certain other one-time items.
(2)	Strategic Goals percentage payout could range from 0% to 200%. Average NEOs Strategic payout was 136%

2020 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Annual incentive targets, strategic and overall achievement percentages, as well as, the overall incentive payment as a percentage of base salary awarded for fiscal year 2020 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—	—	—
Mark D. Morelli President and Chief Executive Officer	100%	—	—
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	65%	139%	90%
Peter M. McCormick Vice President—Crane Solutions	50%	124%	62%
Kurt F. Wozniak Vice President—Industrial Products	55%	123%	68%
Alan S. Korman Vice President Corporate Development, General Counsel and CHRO	55%	139%	77%

Long-Term Incentive Plan

The objectives of our long term incentive program are to:

•	Link executive compensation and our long term performance;

•	Better align key associates with our business strategies and with our shareholders’ interests; and

•	Provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	A competitive analysis;

•	The impact of the NEOs’ roles within our Company; and

•	The cost and share usage associated with the proposed plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer	Long Term Incentive Target (% of Base Salary)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—
Mark D. Morelli President and Chief Executive Officer	245%
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	120%
Peter M. McCormick Vice President—Crane Solutions	100%
Kurt F. Wozniak Vice President—Industrial Products	100%
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	90%

The target long term incentive mix for our NEOs consists of non-qualified stock options (one-third of target value), restricted stock or RSUs (one-third of target value), and performance RSUs (one-third of target value). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal year 2020:

Executive Officer	Target Number of Performance RSUs(1)	Options Granted	RSUs Granted(2)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—	—	—
Mark D. Morelli President and Chief Executive Officer	16,813	51,158	16,813
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	4,411	13,422	8,255
Peter M. McCormick Vice President—Crane Solutions	3,303	10,052	6,122
Kurt F. Wozniak Vice President—Industrial Products	3,142	9,561	7,160
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	2,851	8,674	6,741
(1)	Grant represents target value for fiscal year 2020 and was granted on May 20, 2019.
(2)	Includes additional RSUs granted as part of a retention plan.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 25% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 25% annually over the first through fourth anniversary from the grant date of awards.

2020 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Performance Restricted Stock Units

Grants of performance RSUs are made annually, with vesting dependent upon performance achieved. Fiscal year 2020 performance is based upon the fiscal year 2021 performance with final vesting of the award on the third anniversary of the grant. Actual vesting of the awards and their ultimate value will be determined by EBITDA margin results.

For fiscal year 2020, performance shares are subject to adjustment based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	FY 21 EBITDA Margin Targets	Percentage of Award(1)
Meet or Exceed Maximum EBITDA Margin for full FY2021	18.0%	150%
Meet or Exceed Target EBITDA Margin for full FY2021	16.0%	100%
Meet or Exceed Threshold EBITDA Margin for full FY2021	14.0%	50%
Threshold not achieved		0%
(1)	Award will be interpolated based upon achievement between levels.

The performance adjusted amounts are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy. The long term incentive strategy is designed to support our business strategy and the interests of our shareholders. Where possible, the program has been designed such that long term incentives can qualify as performance-based compensation so that the expense associated with the program can be fully deductible for federal income tax purposes. Stock options and performance RSUs are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price on the date of grant. The date of grant is the date of the Board of Directors meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.-based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates. Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs. The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the “Pension Plan”), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Effective March 31, 2012, the Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points. Participants who had attained 65 combined age and service points at March 31, 2012 continued to accrue benefits. Subsequent to this, the Pension Plan was frozen to all participants as of December 31, 2017.

On January 1, 2018, we changed our 401(k) to a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based associates. Associates may now contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is now

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COMPENSATION DISCUSSION AND ANALYSIS

standard for all associates, with 100% of the first 4% matched and all associates receiving a core contribution of 2% of eligible wages.

We maintain an Employee Stock Ownership Plan for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plans. Effective January 1, 2012, this Employee Stock Ownership Plan was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the plan.

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan for excess contributions above the statutory limit. Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Employment Agreements

With the exception of Mr. Morelli, the Company had no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims.

The Company did enter into a new employment agreement with Mr. Wilson.

Change-In-Control Agreements

We have entered into change-in-control agreements with our NEOs and certain other of our officers and associates. The intent of these agreements is to provide executive officers with financial security in the event of a change-in-control to facilitate a transaction which may benefit shareholders but result in job loss to executives. With the exception of Mr. Morelli’s change-in-control agreement, the change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Mr. Morelli’s agreement terminated with his departure on January 10, 2020 and we entered into a new agreement with Mr. Wilson.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change-in-control of our Company (unless such termination is because of death, disability, for cause or by the officer or associate other than for “good reason,” as defined in the change-in-control agreements), (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, all options, restricted shares or units and performance shares or units become fully vested and (v) certain other specified payments. The events that trigger a change-in-control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax and Accounting Considerations

We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when our compensation committee grants awards under our long-term incentive program, the committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code. However, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) became law, significantly amending Section 162(m). The Tax Act eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, but included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017 and not materially modified after that date. Accordingly, commencing in 2018, the company’s tax deduction with regard to compensation of covered employees generally will be limited to $1 million per taxable year for each officer. We will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m), as amended by the Tax Act, in accordance with the transition rule applicable to binding contract in effect on November 2, 2017, to the extent practicable and in the best interests of the Company and its stockholders. Additionally, Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates. Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company, (collectively (i), (ii) and (iii) is referred to as “Detrimental Conduct”), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board of Directors or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of Any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation (“Covered Plans”) received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional misconduct, in the Board’s or Committee’s judgment, alone or with others caused such restatement); and any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in detrimental conduct even in the absence of a subsequent restatement of our financial statements. The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2020, 2019 and 2018, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Award(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	2020	92,742	—	—	—	—	—	—	92,742
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—
Mark D. Morelli, President and Chief Executive Officer	2020	730,288	—	1,266,691	633,336	—	8,575	8,625	2,647,516
	2019	715,500	—	954,029	477,000	1,431,000	5,283	16,866	3,599,678
	2018	675,000	—	787,523	393,747	1,326,510	74	20,220	3,203,074
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	2020	415,403	—	482,356	166,164	375,641	4,525	16,995	1,461,085
	2019	403,304	—	322,624	161,323	471,866	6,368	16,983	1,382,468
	2018	373,430	—	298,759	149,370	366,932	3,905	14,841	1,207,237
Peter M. McCormick Vice President—Crane Solutions	2020	374,529	—	358,874	124,424	231,682	2,003	22,753	1,114,265
	2019	366,000	—	219,600	109,795	340,380	24,997	15,786	1,076,558
	2018	366,000	—	443,731	121,871	359,632	1,793	10,731	1,303,758
Kurt F. Wozniak Vice President—Industrial Products	2020	355,103	—	391,736	118,365	240,461	55,624	17,073	1,178,362
	2019	338,193	—	202,915	101,456	372,012	13,221	16,809	1,044,606
	2018	319,050	—	182,319	91,154	313,499	23,873	20,411	950,306
Alan S. Korman Vice President, Corporate Development, General Counsel & CHRO	2020	357,958	—	364,816	107,384	273,895	3,682	8,642	1,116,377
	2019	340,912	—	204,518	102,270	365,628	1,925	7,228	1,022,481
	2018	309,920	—	385,969	92,997	304,527	1,757	8,566	1,103,716
(1)

The amounts shown in this column reflect the aggregate grant date fair value for restricted stock units and performance shares granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each restricted stock unit is equal to the market price of our common stock on the date of grant. The assumptions used in valuing the performance shares are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission on May 27, 2020. The maximum amount that may be earned is equal to target.

(2)

The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission on May 27, 2020.

(3)	Represents amounts earned under the Annual Incentive Plan.
(4)

Represents the aggregate change in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from April 1, 2019 to March 31, 2020 for Messrs. Wozniak and Korman. Messrs. Fleming, Morelli and Rustowicz are not covered by a Company-sponsored pension plan. Also represents the aggregate change in actuarial value under the Magnetek Flexcare Plus Retirement Pension Plan from April 1, 2019 to March 31, 2020 for Mr. McCormick In addition, the Company sponsors a non-qualified defined contribution plan of deferred compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table.

(5)	Consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan. For Mr. McCormick, represents matching contributions under the Magnetek 401(k) plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal year 2020 to the executives named in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, performance shares and restricted stock units:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of		Awards: Number of		Exercise or Base Price of Option Awards per	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units		Underlying Options		Share(4) ($)	Awards(5) ($)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer
Mark D. Morelli President and Chief Executive Officer		387,500	775,000	1,550,000
	5/20/2019				8,407	16,813	25,220						633,346
	5/20/2019							16,813	(6)				633,346
	5/20/2019									51,158	(7)	35.16	633,336
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer		135,006	270,012	540,024
	5/20/2019				2,206	4,411	6,617						166,162
	5/20/2019							4,411	(6)				166,162
	5/20/2019									13,422	(7)	35.16	166,164
	1/20/2020							3,844	(9)				150,031
Peter M. McCormick Vice President— Crane Solutions		93,330	186,660	373,320
	5/20/2019				1,652	3,303	4,955						124,424
	5/20/2019							3,303	(6)				124,424
	5/20/2019									10,052	(7)	35.16	124,444
	1/20/2020							2,819	(9)				110,026
Kurt F. Wozniak Vice President— Industrial Products		97,654	195,307	390,614
	5/20/2019				1,571	3,142	4,713						118,359
	5/20/2019							3,142	(6)				118,359
	5/20/2019							1,327	(8)				49,988
	5/20/2019									9,561	(7)	35.16	118,365
	1/20/2020							2,691	(9)				105,030
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO		98,439	196,877	393,754
	5/20/2019				1,426	2,851	4,277						107,397
	5/20/2019							2,851	(6)				107,397
	5/20/2019							1,327	(8)				49,988
	5/20/2019									8,674	(7)	35.16	107,384
	1/20/2020							2,563	(9)				100,034
(1)	The grant date is the date on which the equity awards were approved by our Board of Directors.
(2)

Represents the potential payout range under the Annual Incentive Plan discussed above. The final fiscal year 2020 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)

Represents the potential payout range related to performance shares awarded to NEOs on the grant date, subject to achievement of performance targets. The performance shares are earned based upon the EBITDA margin for the period beginning April 1, 2019 and ended March 31, 2021. Each performance share will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.
(5)

Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each performance share and restricted stock unit is equal to the average of the high and low market price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. The assumptions used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission on May 27, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

(6)

Represents RSUs granted under the fiscal year 2020 long-term incentive program which vest at a rate of 25% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change-in-control.

(7)

Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant, except that options may vest earlier in the event of death, disability, retirement or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The grant date fair value of option awards is $12.38 per share based on the Black Scholes valuation as described in Note 15 to our consolidated financial statements included in our Annual Report in Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission on May 27, 2020.

(8)

Represents RSUs granted under the fiscal year 2020 long-term incentive program which vest at a rate of 33% per year beginning on year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement or change-in-control.

(9)

Represents RSUs granted under the fiscal year 2020 long-term incentive program that vest 100% on the two year anniversary of the grant date, except that RSUs may vest earlier in the event of death, disability, retirement or change-in-control.

2020 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2020.

	Option Awards							Restricted Stock Awards			Performance Share Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer								375	(1)	9,375
								750	(18)	18,750
								1,500	(19)	37,500
Mark D. Morelli President and Chief Executive Officer
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	10,181	(5)			N/A	18.95	5/20/2023	2,266	(13)	56,650	5,909	(15)	147,725
	9,330	(6)				27.12	5/19/2024	2,955	(10)	73,875	4,428	(17)	110,700
	11,716	(7)				24.94	5/18/2025	3,321	(11)	83,025	4,411	(16)	110,275
	21,249	(8)	7,084	(8)		15.16	5/23/2026	4,411	(9)	110,275
	9,750	(2)	9,750	(2)		24.33	5/22/2027	3,844	(12)	96,100
	2,974	(3)	8,923	(3)		38.70	5/22/2028
			13,422	(4)		35.16	5/20/2029
Peter M. McCormick Vice President— Crane Solutions			5,161	(8)	N/A	15.16	5/23/2026	1,651	(13)	41,275	4,821	(15)	120,525
	7,955	(2)	7,955	(2)		24.33	5/22/2027	2,411	(10)	60,275	3,014	(17)	75,350
	2,024	(3)	6,073	(3)		38.70	5/22/2028	2,261	(11)	56,525	3,303	(16)	82,575
			10,052	(4)		35.16	5/20/2029	3,303	(9)	82,575
								2,819	(12)	70,475
Kurt F. Wozniak Vice President— Industrial Products			4,490	(8)	N/A	15.16	5/23/2026	1,436	(13)	35,900	3,606	(15)	90,150
	5,950	(2)	5,950	(2)		24.33	5/22/2027	1,803	(10)	45,075	2,785	(17)	69,625
	1,870	(3)	5,612	(3)		38.70	5/22/2028	2,089	(11)	52,225	3,142	(16)	78,550
			9,561	(4)		35.16	5/20/2029	3,142	(9)	78,550
								1,327	(14)	33,175
								2,691	(12)	67,275
Alan S. Korman Vice President— Corporate Development, General Counsel & CHRO	4,386	(6)			N/A	27.12	5/19/2024	1,451	(13)	36,275	3,678	(15)	91,950
	5,609	(7)				24.94	5/18/2025	1,839	(10)	45,975	2,807	(17)	70,175
	11,605	(8)	4,535	(8)		15.16	5/23/2026	2,106	(11)	52,650	2,851	(16)	71,275
	6,069	(2)	6,069	(2)		24.33	5/22/2027	2,851	(9)	71,275
	1,885	(3)	5,657	(3)		38.70	5/22/2028	1,327	(14)	33,175
			8,674	(4)		35.16	5/20/2029	2,563	(12)	64,075
(1)	These RSUs were granted July 24, 2017 and vest 50% on the first anniversary of the grant date, and 25% per year on the second and third anniversaries of the grant date.
(2)	These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(3)	These options were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.
(4)	These options were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(5)	These options were granted on May 20, 2013 and vest 25% per year beginning May 20, 2014.
(6)	These options were granted on May 19, 2014 and vest 25% per year beginning May 19, 2015.

54	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(7)	These options were granted on May 18, 2015 and vest 25% per year beginning May 18, 2016.
(8)	These options were granted on May 23, 2016 and vest 25% per year beginning May 23, 2017.
(9)	These RSUs were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(10)	These RSUs were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(11)	These RSUs were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.
(12)	These RSUs were granted January 20, 2020 and vest 100% on the second anniversary of the grant date.
(13)	These RSUs were granted July 18, 2016 and vest 25% per year beginning May 18, 2017.
(14)	These RSUs were granted May 20, 2019 and vest 33% per year beginning May 20, 2020.
(15)

These performance RSUs were granted May 22, 2017 and vest 100% on the third anniversary of the grant, May 22, 2020. The award earned will be adjusted effective March 31, 2019 based upon our consolidated revenue performance for the two year period ended March 31, 2019.

(16)

These performance RSUs were granted May 20, 2019 and vest 100% on the third anniversary of the grant, May 20, 2022. The actual award earned will be adjusted effective March 31, 2021 based upon our EBITDA margin for the full year ended March 31, 2021.

(17)

These performance RSUs were granted May 22, 2018 and vest 100% on the second anniversary of the grant, May 22, 2020. The award earned will be adjusted effective March 31, 2020 based upon our EBITDA margin for the full year ended March 31, 2020.

(18)	These RSUs were granted July 23, 2018 and vest 50% on the first anniversary of the grant date, and 25% per year on the second and third anniversaries of the grant date.
(19)	These RSUs were granted July 22, 2019 and vest 50% on the first anniversary of the grant date, and 25% per year on the second and third anniversaries of the grant date.

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in fiscal year 2020:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)

Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—	—	—	—

Mark D. Morelli President and Chief Executive Officer	59,753	731,116	7,226	172,067

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	11,942	305,789	5,956	139,685

Peter M. McCormick Vice President—Crane Solutions	15,481	367,706	6,345	162,168

Kurt F. Wozniak Vice President—Industrial Products	6,989	146,668	3,963	93,063

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	7,325	161,786	6,304	155,698
(1)

Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on Nasdaq multiplied by the number of shares acquired.

(2)	Represents the average of the high and low market price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Plan

The Pension Plan is a non-contributory, qualified defined benefit plan which provides certain U.S.-based associates with retirement benefits. As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the

Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Plan benefits are not subject to reduction for social security benefits.

2020 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit, and (iii) payments received by him or her during fiscal year 2020:

Name	Plan Name	Number of Years of Credited Service(1)		Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	N/A(3)	—		—	—

Mark D. Morelli President and Chief Executive Officer	N/A(3)	—		—	—

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	N/A(3)	—		—	—

Peter M. McCormick Vice President—Crane Solutions	Magnetek FlexCare Plus Retirement Pension Plan	10.04	(4)	133,593	—

Kurt F. Wozniak, Vice President—Industrial Products	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.58	(4)	337,197	—

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	0.17	(4)	9,164	—
(1)	Years of credited service determined as of March 31, 2020. For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.
(2)

The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of March 31, 2020 using (i) a discount rate of 3.24% for the Columbus McKinnon Corporation Monthly Retirement Plan and 3.25% for the Magnetek Retirement Plan, (ii) the Pri-2012 mortality tables and generational projection using Scale MP-2019.

(3)	Messrs. Fleming, Morelli and Rustowicz were not covered by a Company sponsored Pension Plan.
(4)

Mr. Wozniak and Mr. Korman have an accrued benefit under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan that was frozen at March 31, 2012. Mr. McCormick has an accrued benefit under the Magnetek Retirement Plan that was frozen at June 30, 2003.

56	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

The Company maintains a Non-Qualified Deferred Compensation Plan (the “NQDC”) under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

Name	Executive Contributions in fiscal year 2020	Company Contributions in fiscal year 2020	Aggregate earnings in fiscal year 2020	Aggregate withdrawals / distributions	Aggregate balance at 3/31/2020

Richard H. Fleming(1) Chairman of the Board and Interim President and Chief Executive Officer	—	—	—	—	—

Mark D. Morelli President and Chief Executive Officer	93,817	28,389	541	115,085	123,962

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	15,592	13,430	(2,674)	21,040	99,819

Peter M. McCormick(1) Vice President—Crane Solutions	—	—	—	—	—

Kurt F. Wozniak Vice President—Industrial Products	11,395	11,486	1,173	18,721	39,005

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	—	3,920	(4,913)	—	18,498
(1)	Not a participant in the NQDC plan.

2020 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2020

•	Exercise of all options and vesting of all restricted stock based on the closing market price of $25.00 per share of our common stock on March 31, 2020

Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination($)		Termination in Connection with Change in Control ($)		Death ($)		Change in Control Only ($)

Richard H. Fleming Chairman of the Board and Interim President and Chief Executive Officer	—		—		—		—		—		—

Mark D. Morelli President and Chief Executive Officer	—		—		—		—		—		—

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	685,098	(1)	1,736,831	(2)	756,994	(3)	3,955,725	(4)	2,152,831	(5)	—	(6)

Peter M. McCormick Vice President—Crane Solutions	1,066,831	(1)	1,812,732	(2)	1,260,670	(3)	3,780,682	(4)	2,118,000	(5)	—	(6)

Kurt F. Wozniak Vice President—Industrial Products	1,508,556	(1)	2,219,188	(2)	1,651,963	(3)	4,352,580	(4)	2,395,670	(5)	—	(6)

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	288,654	(1)	1,026,660	(2)	357,492	(3)	2,856,228	(4)	1,380,165	(5)	—	(6)
(1)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal year 2020 and paid in fiscal year 2021. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)

Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)

Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP, (vii) awards under the Annual Incentive Plan earned in fiscal year 2020 and paid in fiscal year 2021. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the

58	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had he continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(5)

Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or units and earned performance shares or units which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal year 2020 and paid in fiscal year 2021. In addition, accrued salary through the date of termination would be paid out.

(6)

No payments or awards are provided unless restricted shares and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares and options, all options and earned restricted shares would be vested and payable to the NEOs.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2020, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	526,794	26.53	3,030,951

Equity compensation plans not approved by security holders	—	—	—

Total	526,794	26.53	3,030,951

CEO Pay Ratio

We believe executive pay must be market competitive and internally fair and equitable to motivate our associates to create shareholder value. The Compensation and Succession Committee monitors the relationship between the pay our executive officers receive and the pay of our associates to ensure we remain competitive, fair and equitable. The Compensation and Succession Committee reviewed the CEO pay total from the Summary Compensation Table to the pay of our median employee’s compensation for fiscal year 2020.

The compensation of our CEO in fiscal year 2020 was approximately 53:1 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s 2019 proxy statement requirements pursuant to Item 402(u) of Regulations S-K. We determined the median employee through examination of the calendar year 2019 annual total compensation for all associates, excluding the CEO who were actively employed on December 31, 2019, the final day of the calendar year. We included all employees by applying a recognized test as defined by labor law. We annualized the pay of any associates that were absent without pay or newly hired during the fiscal year. We believe the use of annual total compensation for all associates consistently applies the measure globally. After identifying the median employee based on annual total compensation we calculated this associates annual total compensation using the same methodology used for our named executive officers as set for the in the 2020 Summary Compensation Table.

2020 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2020, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.

Such written request should be directed to Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068, Attention: Secretary. Each such request must set forth a good faith representation that, as of June 1, 2020 the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

ALAN S. KORMAN

Secretary

Dated: June 10, 2020

60	2020 PROXY STATEMENT

ANNUAL MEETING OF COLUMBUS MCKINNON CORPORATION Date: July 20, 2020 Time: 10:00 a.m., Central Time Place: Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, and 3. 1: To elect nine Directors to hold ofce until the 2021 Annual Meeting and until their successors have been elected and qualied. For Withhold Directors Recommend 01 Richard H. Fleming 02 David J. Wilson 03 Nicholas T. Pinchuk 04 Liam G. McCarthy 05 R. Scott Trumbull 06 Heath A. Mitts 07 Kathryn V. Roedel 08 Aziz Aghili 09 Jeanne Beliveau-Dunn For For Against Abstain 2: To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2021. For 3: To conduct a shareholder advisory vote on the compensation of our named executive officers. 4: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Columbus McKinnon Corporation to be held on Monday, July 20, 2020 for Holders as of June 1, 2020 This proxy is being solicited on behalf of the Board of Directors INTERNET TELEPHONE 844-926-2035 VOTED BY: Go To www.proxypush.com/CMCO Cast your vote online. View Meeting Documents. OR Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints David J. Wilson and Gregory P. Rustowicz, and each or either of them, Proxies, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Columbus McKinnon Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4. All votes for ESOP participants must be received by 11:59 P.M., Eastern Time July 15, 2020. PROXY TABULATOR FOR COLUMBUS MCKINNON CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

Proxy Columbus McKinnon Corporation Annual Meeting of Stockholders July 20, 2020 at 10:00 a.m. Central Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints David J. Wilson and Gregory P. Rustowicz (the Named Proxies) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Columbus McKinnon Corporation, a New York corporation (the Company), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois, on Monday, July 20, 2020 at 10:00 a.m. CDT and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect nine Directors to hold office until the 2021 Annual Meeting and until their successors have been elected and qualified. 2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2021. 3. To conduct a shareholder advisory vote on the compensation of our named executive officers. The nine directors up for re-election are: Richard H. Fleming, David J. Wilson, Nicholas T. Pinchuk, Liam G. McCarthy, R. Scott Trumbull, Heath A. Mitts, Kathryn V. Roedel, Aziz Aghili and Jeanne Beliveau-Dunn. The Board of Directors of the Company recommends a vote FOR all nominees for director and FOR each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for director and FOR each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. IMPORTANT INFORMATION REGARDING MEETING LOCATION We intend to hold our annual meeting in person, however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns of our shareholders, employees and directors and the restrictions in protocols that federal, state and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release, which will also be filed with the Securities and Exchange Commission announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication as promptly as practicable. Please monitor our website at investors.columbusmckinnon.com and check the website in the days leading up to the meeting date. Please separate carefully at the perforation and return just this portion in the envelope provided.